Exhibit 99.1

IDEXX Laboratories Announces Third Quarter Results

WESTBROOK, Maine, Nov. 2, 2021 /PRNewswire/ --

  Achieves third quarter revenue growth of 12% as reported and 10% on an organic basis compared to high prior year growth levels
  Results driven by continued strong CAG business momentum, reflected in CAG Diagnostics recurring revenue growth of 13% reported and 11.5% organic and record Q3 global premium instrument placements
  Delivers EPS of $2.03, representing 20% growth as reported and 12% on a comparable basis
  Updates 2021 guidance to higher end of previous guidance ranges, reflecting revenue growth outlook of 17.5% - 18% as reported and 15.5% - 16% organic, and EPS growth of 24% - 25% as reported and 26% - 27% on a comparable basis

IDEXX Laboratories, Inc. (NASDAQ: IDXX), a global leader in veterinary diagnostics, veterinary practice software and water microbiology testing, today announced third quarter results, as well as an update on U.S. companion animal diagnostics trends.

Third Quarter Results

The Company reports revenues of $810 million for the third quarter of 2021, an increase of 12% as reported and 10% organically. Third quarter results were driven by Companion Animal Group ("CAG") Diagnostics recurring revenue growth of 13% reported and 11% organic, with continued solid gains in the U.S. and internationally supporting two-year average annual reported revenue growth of 18% and organic growth of 16%. Overall revenue growth was also driven by 34% reported and 33% organic growth in CAG Diagnostics capital instrument revenue, and Water revenue growth of 15% reported and 13% organic.

Earnings per diluted share ("EPS") of $2.03 for the third quarter was supported by operating margin gains of 410 basis points on a reported basis, which benefited from lapping of a prior year $27.5 million accrual related to an ongoing litigation matter, and 20 basis points on a comparable basis, compared to high prior year levels which included benefits from pandemic-related cost controls. EPS results also benefited from $0.05 per share in tax benefits from share-based compensation.

"The IDEXX team delivered another quarter of excellent performance, reflected in high CAG Diagnostics recurring revenue growth and record Q3 levels of premium instrument placements, with strong gains across our major in-clinic platforms," said Jay Mazelsky, the Company's President and Chief Executive Officer. "This performance reflects the benefits of our ongoing investments in innovation and global commercial capability, aligned with the significant untapped growth potential we see for our business. We also continued to expand our cloud-based software capability through the integration of ezyVet and strong growth in recurring software and diagnostic imaging services. As we support high CAG growth levels, our operating teams are doing an outstanding job in ensuring continued high levels of product availability and customer service. We're well positioned to build on this success as we move forward and drive accelerated advancement of the global standard of healthcare for companion animals."

Companion Animal Diagnostics Trends Update

Positive global trends in companion animal healthcare continue to support strong growth for CAG diagnostic products and services across regions. U.S. same-store clinical visit growth at veterinary practices was 2% in the third quarter, reflecting year-over-year growth of 2% for non-wellness visits and 1% for wellness visits. These clinical visit gains lap strong prior year period clinical visit growth of 7%, which included benefits from pent-up demand from delayed veterinary visits during the COVID-19 pandemic. On a two-year average annual basis, U.S. clinical visit growth remained above pre-pandemic levels. Average same-store revenue growth at U.S. veterinary practices was 7% in the third quarter (compared to 12% growth levels in the third quarter of 2020), driven by high growth in healthcare services, including increased utilization of diagnostics. Additional U.S. companion animal practice key metrics are available in the Q3 2021 Earnings Snapshot accessible on the IDEXX website, www.idexx.com/investors.

Third Quarter Performance Highlights

Companion Animal Group

The Companion Animal Group generated 15% reported and 13% organic revenue growth for the quarter, supported by CAG Diagnostics recurring revenue growth of 13% on a reported basis and 11% on an organic basis. Strong growth was achieved across IDEXX's major modalities in the third quarter compared to high gains in the prior year period. Overall CAG revenue growth included 34% reported growth and 33% organic growth in CAG Diagnostics capital instrument revenues, compared to constrained prior year levels that reflected pandemic impacts from restricted access for sales professionals to veterinary clinics.

  IDEXX VetLab® consumables generated 16% reported and 14% organic revenue growth, supported by expansion of our global premium instrument installed base, high customer retention levels, increased testing utilization across regions, and moderate net price gains.
  Reference laboratory diagnostic and consulting services generated 11% reported and 10% organic revenue growth with consistent organic growth across regions, reflecting high same-store volume growth, strong gains across testing categories, and moderate net price gains.
  Rapid assay products revenues grew 9% on both a reported and organic basis, with continued worldwide growth in vector-borne disease testing benefiting from strong overall sector conditions, high customer retention levels, and moderate net price gains.

Veterinary software, services and diagnostic imaging systems revenues grew 33% reported and 15% on an organic basis, driven by continued strong growth in recurring software services revenue and supported by high growth in diagnostic imaging system placements. Reported growth includes benefits from the recent acquisition of ezyVet, which closed in June.

Water

Water revenues grew 15% on a reported basis and 13% on an organic basis for the quarter, compared to declines in the prior year period of 5% reported and 4% organic driven by pandemic-related impacts. Strong revenue growth reflects increased demand for water testing, including non-compliance testing, as economies reopen.

Livestock, Poultry and Dairy ("LPD")

LPD revenues declined 21% as reported and 23% on an organic basis for the quarter, compared to 18% growth on a reported and organic basis in the prior year period, which benefited from the ramping of African Swine Fever (ASF) testing programs in China. Revenue growth was constrained by comparisons to high prior year levels and additional impacts in China related to changes in local ASF disease management approaches, lower pork prices and changes in government requirements related to livestock infectious disease testing programs. These impacts offset LPD revenue growth in other regions and are anticipated to pressure LPD revenues in future quarters.

Gross Profit and Operating Profit

Gross profits increased 12% as reported and 11% on a comparable basis. Gross margin of 58.4% decreased 10 basis points compared to prior year period results as reported and 20 basis points on a comparable basis. Gross margin benefited from continued high CAG Diagnostics recurring revenue growth and moderate net pricing gains offset by business mix impacts from high CAG Diagnostics capital instrument revenue growth, lower LPD and human OPTI COVID-19 PCR testing revenue levels, and investments to support high growth in the Labs business.

Operating margin was 27.9% in the quarter, 410 basis points higher than the prior year period which included the ongoing litigation matter. On a comparable basis, operating margins expanded 20 basis points compared to high prior year levels, which included benefits from pandemic-related cost controls. Operating expenses decreased 2% as reported and increased 10% on a comparable basis, reflecting comparisons to lower prior year levels impacted by early pandemic-related cost controls, as well as the advancement of investments in our global commercial and innovation capabilities. The Company is planning for moderately lower operating margins in the fourth quarter, compared to high prior year levels, reflecting projected business mix impacts and higher expected levels of operating expense growth, including advancement of commercial, innovation and project investments.

2021 Growth and Financial Performance Outlook

The following table provides the Company's outlook for annual key financial metrics in 2021:

Amounts in millions except per share data and percentages Growth and Financial Performance Outlook	2021

Revenue	$3,185	-	$3,200
Reported growth	17.5%	-	18%
Organic growth	15.5%	-	16%
CAG Diagnostics Recurring Revenue Growth
Reported growth	18.5%	-	19.5%
Organic growth	17%	-	17.5%
Operating Margin	28.8%	-	29.0%
Operating margin expansion	310	-	330 bps
Comparable margin expansion	200	-	225 bps
EPS	$8.30	-	$8.38
Reported growth	24%	-	25%
Comparable growth	26%	-	27%
Other Key Metrics
Net interest expense	~ $31.5
Share-based compensation tax benefit	~ $25.5
Share-based compensation tax rate benefit	~ 3%
Effective tax rate	~ 19%
Share-based compensation EPS impact	~ $0.29
Reduction in average shares outstanding	0%	-	0.2%
Operating Cash Flow	100% - 110% of net income
Free Cash Flow	80% - 85% of net income
Capital Expenditures	~ 150

The following table outlines estimates of foreign currency exchange rate impacts, net of foreign currency hedging transactions, and foreign currency exchange rate assumptions reflected in the above financial performance outlook for 2021. Compared to our prior financial guidance, updated foreign exchange rate assumptions result in approximate reductions of $5 million in revenue, $1.5 million in operating profits and $0.01 in EPS for the full year 2021.

Estimated Foreign Currency Exchange Rates and Impacts	2021

Revenue growth rate impact	~ 1.5%
CAG Diagnostics recurring revenue growth rate impact	~ 1.5%
Operating margin growth impact	~ 10 bps
EPS impact	~ $0.16
EPS growth impact	~ 2.0%

Foreign Currency Exchange Rate Assumptions
In U.S. dollars
euro	$1.14
British pound	$1.34
Canadian dollar	$0.79
Australian dollar	$0.73
Relative to the U.S. dollar
Japanese yen	¥115.00
Chinese renminbi	¥6.52
Brazilian real	R$5.59

Conference Call and Webcast Information

IDEXX Laboratories, Inc. will be hosting a conference call today at 8:30 a.m. (EDT) to discuss its third quarter 2021 results and management's outlook. To participate in the conference call, dial 1-888-771-4371 or 1-847-585-4405 and reference confirmation number 50241471. Individuals can access a live webcast of the conference call through a link on the IDEXX website, www.idexx.com/investors. An archived edition of the webcast will be available after 1:00 p.m. (EDT) on that day via the same link and will remain available for one year.

About IDEXX Laboratories, Inc.

IDEXX Laboratories, Inc. is a member of the S&P 500® Index and is a leader in pet healthcare innovation, offering diagnostic and software products and services that deliver solutions and insights to practicing veterinarians around the world. IDEXX products enhance the ability of veterinarians to provide advanced medical care, improve staff efficiency and build more economically successful practices. IDEXX is also a worldwide leader in providing diagnostic tests and information for livestock and poultry and tests for the quality and safety of water and milk and point-of-care and laboratory diagnostics for human medicine. Headquartered in Maine, IDEXX employs approximately 9,800 people and offers products to customers in over 175 countries. For more information about IDEXX, visit: www.idexx.com.

Note Regarding Forward-Looking Statements

This earnings release contains statements about the Company's business prospects and estimates of the Company's financial results for future periods that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are included above under "Third Quarter Results", "Livestock, Poultry and Dairy ("LPD")", "Gross Profit and Operating Profit", "2021 Growth and Financial Performance Outlook", and elsewhere and can be identified by the use of words such as "expects", "may", "anticipates", "intends", "would", "will", "plans", "believes", "estimates", "projected", "should", and similar words and expressions. Our forward-looking statements include statements relating to the impact of the COVID-19 pandemic; our expectations regarding supply chain disruptions; revenue growth and EPS outlooks; operating and free cash flow forecast; projected impact of foreign currency exchange rates; projected operating margins and expenses and capital expenditures; projected tax, tax rate and EPS benefits from share-based compensation arrangements; and projected effective tax rates, reduction of average shares outstanding and net interest expense. These statements are intended to provide management's expectation of future events as of the date of this earnings release; are based on management's estimates, projections, beliefs and assumptions as of the date of this earnings release; and are not guarantees of future performance. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, among other things, the matters described under the headings "Business," "Risk Factors," "Legal Proceedings," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures About Market Risk" in the Company's Annual Report on Form 10-K for the year ended December 31, 2020 and in the corresponding sections of the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021, and September 30, 2021, as well as those described from time to time in the Company's other filings with the U.S. Securities and Exchange Commission available at www.sec.gov. The Company specifically disclaims any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Regarding Non-GAAP Financial Measures

The following defines terms and conventions and provides reconciliations regarding certain measures used in this earnings release and/or the accompanying earnings conference call that are not required by, or presented in accordance with, generally accepted accounting principles in the United States of America ("GAAP"), otherwise referred to as non-GAAP financial measures. To supplement the Company's consolidated results presented in accordance with GAAP, the Company has disclosed non-GAAP financial measures that exclude or adjust certain items. Management believes these non-GAAP financial measures provide useful supplemental information for its and investors' evaluation of the Company's business performance and liquidity and are useful for period-over-period comparisons of the performance of the Company's business and its liquidity and to the performance and liquidity of our peers. While management believes that these non-GAAP financial measures are useful in evaluating the Company's business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies.

Constant currency - Constant currency references are non-GAAP financial measures which exclude the impact of changes in foreign currency exchange rates and are consistent with how management evaluates our performance and comparisons with prior and future periods. We estimated the net impacts of currency on our revenue, gross profit, operating profit, and EPS results by restating results to the average exchange rates or exchange rate assumptions for the comparative period, which includes adjusting for the estimated impacts of foreign currency hedging transactions and certain impacts on our effective tax rates. These estimated currency changes impacted third quarter 2021 results as follows: increased gross profit growth by 1.0%, increased gross margin growth by 10 basis points, increased operating expense growth by 0.9%, increased operating profit growth by 1.2%, had an immaterial impact on operating profit margin growth, and increased EPS growth by 1.2%. Constant currency revenue growth represents the percentage change in revenue during the applicable period, as compared to the prior year period, excluding the impact of changes in foreign currency exchange rates. See the supplementary analysis of results below for revenue percentage change from currency for the three months ended September 30, 2021 and refer to the 2021 Growth and Financial Performance Outlook section of this earnings release for estimated foreign currency exchange rate impacts on 2021 projections and estimates. See the supplementary analysis of results in the Company's earnings release dated October 29, 2020 for LPD and Water revenue percentage changes from currency for the three months ended September 30, 2020.

Growth and organic revenue growth - All references to growth and organic growth refer to growth compared to the equivalent prior year period unless specifically noted. Organic revenue growth is a non-GAAP financial measure that excludes the impact of changes in foreign currency exchange rates, certain business acquisitions, and divestitures. Management believes that reporting organic revenue growth provides useful information to investors by facilitating easier comparisons of our revenue performance with prior and future periods and to the performance of our peers. Two-year average organic growth rates are provided to facilitate easier comparisons between periods impacted by the COVID-19 pandemic with prior and future periods, calculated as the average of the growth rates over the two referenced periods. Organic revenue growth should be considered in addition to, and not as a replacement of or a superior measure to, revenue growth reported in accordance with GAAP. See the supplementary analysis of results below for a reconciliation of reported revenue growth to organic revenue growth for the three months ended September 30, 2021. Please refer to the 2021 Growth and Financial Performance Outlook section of this earnings release for estimated full year 2021 organic revenue growth for the Company and CAG Diagnostics recurring revenue. The percentage change in revenue resulting from acquisitions represents revenues during the current year period, limited to the initial 12 months from the date of the acquisition, that are directly attributable to business acquisitions. Revenue from acquisitions is expected to increase projected full year 2021 revenue growth by 50 basis points and increase CAG Diagnostics recurring revenue growth by 20 basis points. For a reconciliation of third quarter 2020 LPD organic revenue growth and Water organic revenue decline to revenue growth or decline (as applicable) reported in accordance with GAAP, see the supplementary analysis of results in the Company's earnings release dated October 29, 2020.

The reconciliation of the two-year average annual organic growth of CAG Diagnostics recurring revenue is as follows:

	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]

CAG Diagnostics recurring revenue growth rates for the quarter ended Sept. 30, 2021	12.5%	0.9%	0.1%	11.5%
CAG Diagnostics recurring revenue growth rates for the quarter ended Sept. 30, 2020	23.1%	1.0%	0.8%	21.3%

2-year average annual growth rates	17.8%	1.0%	0.5%	16.4%
[1]See Statement Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

Comparable growth metrics - Comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) are non-GAAP financial measures and exclude the impact of changes in foreign currency exchange rates and non-recurring or unusual items (if any). Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts. Management believes that reporting comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) provides useful information to investors because it enables better period-over-period comparisons of the fundamental financial results by excluding items that vary independent of performance and provides greater transparency to investors regarding key metrics used by management. Comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) should be considered in addition to, and not as replacements of or superior measures to, gross profit growth, gross margin gain, operating expense growth, operating profit growth and operating margin gain reported in accordance with GAAP. Comparable operating expense growth, comparable operating profit growth, and comparable operating margin gain (or growth) exclude a $27.5 million operating expense impact from an ongoing litigation matter recorded in the third quarter of 2020. This impact and those described in the constant currency note above reconcile reported operating expense growth, operating profit growth, and operating margin gain for the third quarter of 2021 to comparable operating expense growth, comparable operating profit growth, and comparable operating margin gain (or growth) for the same period.

The reconciliation of these non-GAAP financial measures is as follows:

	Three Months Ended		Year-over-Year		Nine Months Ended		Year-over-Year
	September 30	September 30	Change		September 30	September 30	Change
Dollar amounts in thousands	2021	2020			2021	2020
Gross Profit (as reported)	$472,921	$422,606	12%		$1,433,011	$1,161,538	23%
Gross margin	58.4%	58.5%	(10)	bps	59.4%	58.5%	90	bps
Less: comparability adjustments
Ongoing litigation matter	—	—			—	—
Change from currency	4,429	—			30,446	—
Comparable gross profit growth	$468,492	$422,606	11%		$1,402,565	$1,161,538	21%
Comparable gross margin and gross margin gain (or growth)	58.3%	58.5%	(20)	bps	59.4%	58.5%	90	bps

Operating expenses (as reported)	$246,959	$250,750	(2)%		$700,174	$652,109	7%
Less: comparability adjustments
Ongoing litigation matter	—	27,500			—	27,500
Change from currency	2,315	—			10,516	—
Comparable operating expense growth	$244,644	$223,250	10%		$689,658	$624,609	10%

Income from operations (as reported)	$225,962	$171,856	32%		$732,837	$509,429	44%
Operating margin	27.9%	23.8%	410	bps	30.4%	25.7%	470	bps
Less: comparability adjustments
Ongoing litigation matter	—	(27,500)			—	(27,500)
Change from currency	2,114	—			19,930	—
Comparable operating profit growth	$223,848	$199,356	12%		$712,907	$536,929	33%
Comparable operating margin and operating margin gain (or growth)	27.9%	27.6%	20	bps	30.2%	27.0%	310	bps
Amounts presented may not recalculate due to rounding.

Projected 2021 comparable operating margin expansion outlined in the 2021 Growth and Financial Performance Outlook section of this earnings release reflects the following adjustments: (i) full year 2020 reported operating margin adjusted for impacts of the ongoing litigation matter charge in the third quarter of 2020, which reduced full year 2020 operating margin growth by approximately 100 basis points; and (ii) projected full year 2021 reported operating margin adjusted for estimated positive year-over-year foreign currency exchange rate change impact of approximately 10 basis points.

These impacts and those described in the constant currency note above reconcile reported gross profit growth, gross margin gain, operating expense growth, operating profit growth and operating margin gain (including projected 2021 operating margin expansion) to comparable gross profit growth, comparable gross margin gain, comparable operating expense growth, comparable operating profit growth and comparable operating margin gain for the Company.

Comparable EPS growth - Comparable EPS growth is a non-GAAP financial measure that represents the percentage change in earnings per share (diluted) ("EPS") for a measurement period, as compared to the prior base period, net of the impact of changes in foreign currency exchange rates from the prior base period and excluding the tax benefits of share-based compensation activity under ASU 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, and non-recurring or unusual items (if any). Management believes comparable EPS growth is a more useful way to measure the Company's business performance than EPS growth because it enables better period-over-period comparisons of the fundamental financial results by excluding items that vary independent of performance and provides greater transparency to investors regarding a key metric used by management. Comparable EPS growth should be considered in addition to, and not as a replacement of or a superior measure to, EPS growth reported in accordance with GAAP. Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts.

The reconciliation of this non-GAAP financial measure is as follows:

	Three Months Ended		Year-over-Year	Nine Months Ended		Year-over-Year
	September 30,	September 30,	Growth	September 30,	September 30,	Growth
	2021	2020		2021	2020
Earnings per share (diluted)	$2.03	$1.69	20%	$6.71	$4.70	43%
Less: comparability adjustments
Ongoing litigation matter		(0.24)			(0.24)
Share-based compensation activity	0.05	0.18		0.29	0.31
Change from currency	0.02	—		0.18	—
Comparable EPS growth	$1.96	$1.75	12%	$6.24	$4.63	35%
Amounts presented may not recalculate due to rounding.

Projected 2021 comparable EPS growth outlined in the 2021 Growth and Financial Performance Outlook section of this earnings release reflects the following adjustments: (i) full year 2020 reported EPS adjusted for positive share-based compensation activity of $0.45 for full year 2020, negative ongoing litigation matter impact of $0.24 in the third quarter of 2020, and positive Swiss tax reform impact of $0.25 in the fourth quarter of 2020; and (ii) projected full year 2021 reported EPS adjusted for estimated positive share-based compensation activity of $0.29 and estimated positive year-over-year foreign currency exchange rate change impact of $0.16.

These impacts and those described in the constant currency note above reconcile reported EPS growth (including projected 2021 reported EPS growth) to comparable EPS growth for the Company.

Free cash flow - Free cash flow is a non-GAAP financial measure and means, with respect to a measurement period, the cash generated from operations during that period, reduced by the Company's investments in property and equipment. Management believes free cash flow is a useful measure because it indicates the cash the operations of the business are generating after appropriate reinvestment for recurring investments in property and equipment that are required to operate the business. Free cash flow should be considered in addition to, and not as a replacement of or a superior measure to, net cash provided by operating activities. See the supplementary analysis of results below for our calculation of free cash flow for the three months and nine months ended September 30, 2021 and 2020. To estimate projected 2021 free cash flow, we have deducted projected purchases of property and equipment (also referred to as capital expenditures) of approximately $150 million. To calculate trailing twelve-month net income to free cash flow ratio for the twelve months ended September 30, 2021, we have deducted purchases of property and equipment of approximately $102 million from net cash provided from operating activities of approximately $765 million, divided by net income of approximately $757 million.

Debt to Adjusted EBITDA (Leverage Ratios) - Adjusted EBITDA, gross debt, and net debt are non-GAAP financial measures. Adjusted EBITDA is a non-GAAP financial measure of earnings before interest, taxes, depreciation, amortization, non-recurring transaction expenses incurred in connection with acquisitions, share-based compensation expense, and certain other non-cash losses and charges. Management believes that reporting Adjusted EBITDA, gross debt and net debt in the Debt to Adjusted EBITDA ratios provides supplemental analysis to help investors further evaluate the Company's business performance and available borrowing capacity under the Company's credit facility. Adjusted EBITDA, gross debt, and net debt should be considered in addition to, and not as replacements of or superior measures to, net income or total debt reported in accordance with GAAP. For further information on how Adjusted EBITDA and the Debt to Adjusted EBITDA Ratios are calculated, see the Company's Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

Notes and Definitions

Swiss tax reform impact - A one-time positive income tax impact related to the enactment of tax reform in Switzerland reflected in the fourth quarter of 2020, when the Company recorded an approximately $22 million deferred tax asset related to transitional benefits.

Ongoing litigation matter - The Company established an accrual of $27.5 million in the third quarter of 2020 related to an ongoing matter involving an alleged breach of contract for underpayment of royalty payments made from 2004 through 2017 under an expired patent license agreement. The accrual amount represents the amount of a possible loss that we have determined to be probable and estimable, and the actual cost of resolving this matter may be higher or lower than the amount accrued.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Statement of Operations
Amounts in thousands except per share data (Unaudited)
		Three Months Ended		Nine Months Ended
		September 30,	September 30,	September 30,	September 30,
		2021	2020	2021	2020
Revenue:	Revenue	$810,421	$721,789	$2,414,270	$1,985,717
Expenses and Income:	Cost of revenue	337,500	299,183	981,259	824,179
	Gross profit	472,921	422,606	1,433,011	1,161,538
	Sales and marketing	124,434	108,202	358,277	318,526
	General and administrative	82,098	105,031	226,194	231,111
	Research and development	40,427	37,517	115,703	102,472
	Income from operations	225,962	171,856	732,837	509,429
	Interest expense, net	(7,012)	(7,902)	(22,066)	(24,880)
	Income before provision for income taxes	218,950	163,954	710,771	484,549
	Provision for income taxes	43,772	17,633	128,698	77,376
Net Income:	Net income	175,178	146,321	582,073	407,173
	Less: Noncontrolling interest in subsidiary's earnings	(57)	102	(1)	187
	Net income attributable to stockholders	$175,235	$146,219	$582,074	$406,986
	Earnings per share: Basic	$2.06	$1.71	$6.82	$4.77
	Earnings per share: Diluted	$2.03	$1.69	$6.71	$4.70
	Shares outstanding: Basic	85,123	85,314	85,325	85,293
	Shares outstanding: Diluted	86,511	86,690	86,712	86,635

IDEXX Laboratories, Inc. and Subsidiaries
Selected Operating Information (Unaudited)
		Three Months Ended		Nine Months Ended
		September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020

Operating Ratios	Gross profit	58.4%	58.5%	59.4%	58.5%
(as a percentage of revenue):	Sales, marketing, general and administrative expense	25.5%	29.5%	24.2%	27.7%
	Research and development expense	5.0%	5.2%	4.8%	5.2%
	Income from operations[1]	27.9%	23.8%	30.4%	25.7%

[1]Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Segment Information
Amounts in thousands (Unaudited)

		Three Months Ended
		September 30, 2021	Percent of Revenue	September 30, 2020	Percent of Revenue

Revenue:	CAG	$732,495		$638,017
	Water	38,143		33,272
	LPD	29,126		36,971
	Other	10,657		13,529
	Total	$810,421		$721,789

Gross Profit:	CAG	$423,871	57.9%	$368,297	57.7%
	Water	26,694	70.0%	23,064	69.3%
	LPD	16,848	57.8%	22,768	61.6%
	Other	5,508	51.7%	8,477	62.7%
	Total	$472,921	58.4%	$422,606	58.5%

Income from Operations:	CAG	$201,947	27.6%	$139,434	21.9%
	Water	17,599	46.1%	15,243	45.8%
	LPD	3,600	12.4%	10,505	28.4%
	Other	2,816	26.4%	6,674	49.3%
	Total	$225,962	27.9%	$171,856	23.8%

IDEXX Laboratories, Inc. and Subsidiaries
Segment Information
Amounts in thousands (Unaudited)

		Nine Months Ended
		September 30, 2021	Percent of Revenue	September 30, 2020	Percent of Revenue

Revenue:	CAG	$2,170,857		$1,756,113
	Water	109,374		95,537
	LPD	101,920		103,369
	Other	32,119		30,698
	Total	$2,414,270		$1,985,717

Gross Profit:	CAG	$1,277,531	58.8%	$1,012,107	57.6%
	Water	75,906	69.4%	67,491	70.6%
	LPD	63,255	62.1%	63,919	61.8%
	Other	16,319	50.8%	18,021	58.7%
	Total	$1,433,011	59.4%	$1,161,538	58.5%

Income from Operations:	CAG	$649,892	29.9%	$426,062	24.3%
	Water	49,599	45.3%	43,383	45.4%
	LPD	24,276	23.8%	28,417	27.5%
	Other	9,070	28.2%	11,567	37.7%
	Total	$732,837	30.4%	$509,429	25.7%

IDEXX Laboratories, Inc. and Subsidiaries
Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets
Amounts in thousands (Unaudited)
	Three Months Ended

	September 30, 2021	September 30, 2020	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
Net Revenue
CAG	$732,495	$638,017	$94,478	14.8%	0.9%	1.2%	12.7%
United States	484,903	428,105	56,798	13.3%	—	1.7%	11.5%
International	247,592	209,912	37,680	18.0%	2.8%	0.2%	14.9%
Water	38,143	33,272	4,871	14.6%	1.9%	—	12.7%
United States	19,216	16,634	2,582	15.5%	—	—	15.5%
International	18,927	16,638	2,289	13.8%	3.8%	—	10.0%
LPD	29,126	36,971	(7,845)	(21.2)%	1.3%	—	(22.5)%
United States	4,177	3,784	393	10.4%	—	—	10.4%
International	24,949	33,187	(8,238)	(24.8)%	1.4%	—	(26.2)%
Other	10,657	13,529	(2,872)	(21.2)%	(0.1)%	—	(21.1)%
Total Company	$810,421	$721,789	$88,632	12.3%	1.0%	1.1%	10.2%
United States	514,343	454,836	59,507	13.1%	—	1.6%	11.4%
International	296,078	266,953	29,125	10.9%	2.6%	0.1%	8.2%

	Three Months Ended

	September 30, 2021	September 30, 2020	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
Net CAG Revenue
CAG Diagnostics recurring revenue:	$638,358	$567,416	$70,942	12.5%	0.9%	0.1%	11.5%
IDEXX VetLab consumables	252,714	218,605	34,109	15.6%	1.2%	—	14.4%
Rapid assay products	76,974	70,593	6,381	9.0%	0.4%	—	8.6%
Reference laboratory diagnostic and consulting services	282,301	254,223	28,078	11.0%	0.8%	0.2%	10.0%
CAG Diagnostics services and accessories	26,369	23,995	2,374	9.9%	0.8%	—	9.1%
CAG Diagnostics capital – instruments	39,401	29,336	10,065	34.3%	1.3%	—	33.0%
Veterinary software, services and diagnostic imaging systems	54,736	41,265	13,471	32.6%	0.5%	17.4%	14.7%
Net CAG revenue	$732,495	$638,017	$94,478	14.8%	0.9%	1.2%	12.7%

[1]See Statements Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets
Amounts in thousands (Unaudited)

	Nine Months Ended

	September 30, 2021	September 30, 2020	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
Net Revenue
CAG	$2,170,857	$1,756,113	$414,744	23.6%	2.4%	0.7%	20.6%
United States	1,415,565	1,188,493	227,072	19.1%	—	0.9%	18.3%
International	755,292	567,620	187,672	33.1%	7.6%	0.3%	25.1%
Water	109,374	95,537	13,837	14.5%	3.1%	—	11.4%
United States	53,531	47,510	6,021	12.7%	—	—	12.7%
International	55,843	48,027	7,816	16.3%	6.1%	—	10.2%
LPD	101,920	103,369	(1,449)	(1.4)%	4.0%	—	(5.4)%
United States	11,441	10,803	638	5.9%	—	—	5.9%
International	90,479	92,566	(2,087)	(2.3)%	4.4%	—	(6.6)%
Other	32,119	30,698	1,421	4.6%	2.0%	—	2.7%
Total Company	$2,414,270	$1,985,717	$428,553	21.6%	2.5%	0.6%	18.5%
United States	1,502,219	1,257,617	244,602	19.4%	—	0.8%	18.6%
International	912,051	728,100	183,951	25.3%	6.9%	0.2%	18.2%

	Nine Months Ended

	September 30, 2021	September 30, 2020	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
Net CAG Revenue
CAG Diagnostics recurring revenue:	$1,916,938	$1,565,595	$351,343	22.4%	2.4%	0.2%	19.8%
IDEXX VetLab consumables	755,158	603,379	151,779	25.2%	3.2%	—	22.0%
Rapid assay products	230,472	192,681	37,791	19.6%	1.1%	—	18.5%
Reference laboratory diagnostic and consulting services	851,757	703,300	148,457	21.1%	2.2%	0.4%	18.6%
CAG Diagnostics services and accessories	79,551	66,235	13,316	20.1%	2.9%	—	17.2%
CAG Diagnostics capital – instruments	105,645	72,040	33,605	46.6%	3.6%	—	43.1%
Veterinary software, services and diagnostic imaging systems	148,274	118,478	29,796	25.1%	0.9%	7.9%	16.4%
Net CAG revenue	$2,170,857	$1,756,113	$414,744	23.6%	2.4%	0.7%	20.6%

[1]See Statements Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
Amounts in thousands (Unaudited)
		September 30, 2021	December 31, 2020
Assets:	Current Assets:
	Cash and cash equivalents	$145,203	$383,928
	Accounts receivable, net	376,760	331,429
	Inventories	258,484	209,873
	Other current assets	157,590	137,508
	Total current assets	938,037	1,062,738
	Property and equipment, net	573,385	555,167
	Other long-term assets, net	874,322	676,656
	Total assets	$2,385,744	$2,294,561
Liabilities and Stockholders'
Equity:	Current Liabilities:
	Accounts payable	$86,684	$74,558
	Accrued liabilities	431,047	415,648
	Current portion of long-term debt	74,990	49,988
	Deferred revenue	41,128	42,567
	Total current liabilities	633,849	582,761
	Long-term debt, net of current portion	778,025	858,492
	Other long-term liabilities, net	218,410	220,513
	Total long-term liabilities	996,435	1,079,005
	Total stockholders' equity	754,754	632,088
	Noncontrolling interest	706	707
	Total stockholders' equity	755,460	632,795
	Total liabilities and stockholders' equity	$2,385,744	$2,294,561

IDEXX Laboratories, Inc. and Subsidiaries
Select Balance Sheet Information (Unaudited)
		September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Selected Balance Sheet Information:	Days sales outstanding[1]	42.7	42.2	41.8	42.2	41.5
	Inventory turns[2]	1.9	2.1	2.0	2.1	1.9

[1]Days sales outstanding represents the average of the accounts receivable balances at the beginning and end of each quarter divided by revenue for that quarter, the result of which is then multiplied by 91.25 days.

[2]Inventory turns represent inventory-related cost of product revenue for the twelve months preceding each quarter-end divided by the average inventory balances at the beginning and end of each quarter.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
Amounts in thousands (Unaudited)
		Nine Months Ended
		September 30, 2021	September 30, 2020

Operating:	Cash Flows from Operating Activities:
	Net income	$582,073	$407,173
	Non-cash adjustments to net income	118,261	98,798
	Changes in assets and liabilities	(154,752)	(76,842)
	Net cash provided by operating activities	545,582	429,129
Investing:	Cash Flows from Investing Activities:
	Purchases of property and equipment	(87,761)	(92,768)
	Acquisition of intangible assets, businesses and equity investments	(161,166)	(918)
	Net cash used by investing activities	(248,927)	(93,686)
Financing:	Cash Flows from Financing Activities:
	Repayments on revolving credit facilities, net	—	(289,625)
	Issuance of senior debt	—	200,000
	Payment of senior debt	(50,000)	—
	Debt issuance costs	—	(4,995)
	Payments of acquisition-related contingent considerations	(1,500)	(1,580)
	Repurchases of common stock	(502,021)	(182,815)
	Proceeds from exercises of stock options and employee stock purchase plans	37,428	39,230
	Shares withheld for statutory tax withholding payments on restricted stock	(15,501)	(9,029)
	Net cash used by financing activities	(531,594)	(248,814)
	Net effect of changes in exchange rates on cash	(3,786)	(1,368)
	Net (decrease) increase in cash and cash equivalents	(238,725)	85,261
	Cash and cash equivalents, beginning of period	383,928	90,326
	Cash and cash equivalents, end of period	$145,203	$175,587

IDEXX Laboratories, Inc. and Subsidiaries
Free Cash Flow
Amounts in thousands except per share data (Unaudited)

		Three Months Ended		Nine Months Ended
		September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020

Free Cash Flow:	Net cash provided by operating activities	$187,205	$193,116	$545,582	$429,129
	Investing cash flows attributable to purchases of property and equipment	(45,017)	(19,210)	(87,761)	(92,768)
	Free cash flow[1]	$142,188	$173,906	$457,821	$336,361

[1]See Statements Regarding Non-GAAP Financial Measures, above.

IDEXX Laboratories, Inc. and Subsidiaries
Common Stock Repurchases
Amounts in thousands except per share data (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020

Shares repurchased in the open market	274	—	892	721
Shares acquired through employee surrender for statutory tax withholding	1	1	29	31
Total shares repurchased	275	1	921	752

Cost of shares repurchased in the open market	$183,315	$—	$510,937	$179,623
Cost of shares for employee surrenders	515	360	15,501	9,029
Total cost of shares	$183,830	$360	$526,438	$188,652

Average cost per share – open market repurchases	$668.33	$—	$572.10	$249.20
Average cost per share – employee surrenders	$688.35	$393.12	$547.90	$292.03
Average cost per share – total	$668.38	$393.12	$571.36	$250.96

Contact: John Ravis, Investor Relations, 1-207-556-8155